Exhibit 99.1

Chicago Atlantic BDC, Inc. Reports Third Quarter 2026 Financial Results

NEW YORK, November 12, 2026 — Chicago Atlantic BDC, Inc. (“LIEN” or the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a Business Development Company (“BDC”), today announced its financial results for the third quarter ended September 30, 2026.

Quarterly Results of Operations

	For the Three Months Ended
	September 30, 2026		June 30, 2026		September 30, 2025
	Total Amount ($ in millions)	Per Share	Total Amount ($ in millions)	Per Share	Total Amount ($ in millions)	Per Share
OPERATING RESULTS
Total investment income	$15.4	$0.68	$14.0	$0.61	$15.1	$0.66
Net expenses	7.1	0.32	6.3	0.27	5.6	0.24
Net investment income	8.3	0.36	7.7	0.34	9.5	0.42
Net realized gain (loss) on investments	(0.1)	-	-	-	-	-
Net change in unrealized appreciation (depreciation)	(0.2)	(0.01)	(1.6)	(0.07)	(0.7)	(0.03)
Net increase in net assets resulting from operations	$8.0	$0.35	$6.1	$0.27	$8.8	$0.39
Weighted average shares outstanding - basic and diluted	22.8	-	22.8	-	22.8	-
Distributions declared	$7.8	$0.34	$7.8	$0.34	$7.8	$0.34

PORTFOLIO PERFORMANCE
Total investments at fair value	$399.6		$334.8		$311.4
Number of portfolio companies	39		37		37
Outstanding borrowings	$91.0		$27.0		$11.0
Weighted average yield on debt investments	15.5%		16.0%		15.8%
Aggregate loan portfolio bearing a variable interest rate	84.1%		81.0%		69.0%
Net asset value per share	$13.27		$13.26		$13.27
Debt-to-equity ratio	0.30 x		0.09 x		0.04 x

Peter Sack, Chief Executive Officer of the Company, commented, “The third quarter continued to show that Chicago Atlantic BDC is uniquely positioned to generate attractive risk adjusted returns with a disciplined focus on capital preservation. This has been a record year for gross originations thus far: we have deployed $167.4 million year to date, including, $72.0 million to two new borrowers in the third quarter, growing the portfolio to the largest size in company history. We are one of the only publicly traded BDCs primarily focused on lending to cannabis operators, and to companies in the lower middle market often overlooked by traditional capital providers.”

Mr. Sack continued, “Our differentiated investment approach has produced a strong and resilient portfolio characterized by stable risk ratings, no investments on non-accrual, and a 100% senior secured debt portfolio, generating a weighted average yield of 15.5%. Our focus on less competitive, uncorrelated credit opportunities supports attractive risk adjusted returns, and a robust pipeline of differentiated investment opportunities.”

Portfolio Activity

The following table summarizes the Company’s investment portfolio activities:

				Portfolio Companies
($ in millions)	Three Months Ended September 30, 2026	Three Months Ended June 30, 2026	Nine Months Ended September 30, 2026	Nine Months Ended September 30, 2026
Loan principal, beginning of period	$338.0	$366.1	$334.2	39
Investment fundings or purchases(1)
New portfolio companies	72.0	-	107.8	5
Existing portfolio companies	0.7	4.1	64.2	5
	72.7	4.1	172.0
Scheduled principal repayments
New portfolio companies	-	-	(0.3)	2
Existing portfolio companies	(3.6)	(3.5)	(10.0)	22
	(3.6)	(3.5)	(10.3)
Unscheduled principal repayments
New portfolio companies	-	-	(1.0)	2
Existing portfolio companies	(1.5)	(28.7)	(89.3)	12
	(1.5)	(28.7)	(90.3)
Sales of investments
New portfolio companies	(3.0)	-	(3.0)	1
Existing portfolio companies	-	-	-	0
	(3.0)	-	(3.0)
Net change in principal outstanding	64.6	(28.1)	68.4
Loan principal, end of period	$402.6	$338.0	$402.6	39
Less: unamortized OID	(4.3)	(4.7)	(4.3)
Debt investments at amortized cost	398.3	333.3	398.3
Plus: equity investments (preferred stock and warrants) at cost	3.4	3.4	3.4
Total investments at amortized cost	401.7	336.7	401.7
Plus: cumulative net unrealized appreciation (depreciation)	(2.1)	(1.9)	(2.1)
Total investments at fair value, end of period	$399.6	$334.8	$399.6

(1) Includes capitalized paid-in-kind (“PIK”) interest and/or other fees, if any, that were capitalized to the outstanding principal balance of the subject loan(s).

As of September 30, 2026, the Company’s investment portfolio had an aggregate fair value of approximately $399.6 million across 39 portfolio companies. During the quarter ended September 30, 2026, the Company funded two new debt investments to new portfolio companies with an aggregate principal amount of $72.0 million. The Company also received scheduled and unscheduled principal repayments totaling $5.1 million, and sold a loan position for $3.0 million.

Subsequent to quarter end, $2.0 million was funded to an existing portfolio company. As of September 30, 2026, there were no loans on non-accrual status.

Liquidity and Capital Resources

As of September 30, 2026, the Company had $10.2 million of liquidity, including $1.2 million of cash and $9.0 million of borrowings available to be drawn on its $100.0 million senior credit facility, which is subject to certain borrowing base requirements and other restrictions. As of November 11, 2026, the Company had $94.5 million outstanding on its senior credit facility and approximately $6.7 million of liquidity.

On September 30, 2026, the Company’s shelf registration statement on Form N-2, initially filed on May 11, 2026, was declared effective by the SEC, allowing the Company to offer and sell up to $500 million of securities including debt securities, subject to market conditions and other applicable requirements. The shelf registration statement provides the Company with enhanced financial flexibility to efficiently access the capital markets to grow the Company’s portfolio.

Dividend

On November 9, 2026, the Company’s Board of Directors declared a regular quarterly dividend for the fourth quarter of $0.34 per share, payable on January 15, 2027, with a record date of December 31, 2026, for a total of approximately $7.8 million. The third quarter 2026 dividend of $0.34 per share was paid on October 9, 2026, to stockholders of record as of September 25, 2026, and was the eighth consecutive dividend at that rate.

Chicago Atlantic Real Estate Finance Merger Update

On June 17, 2026, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Chicago Atlantic Real Estate Finance, Inc. (“REFI”) (NASDAQ: REFI), an affiliated company that has elected to be taxed as a real estate investment trust and is externally managed by an affiliate of the Company’s investment adviser, pursuant to which REFI will merge with and into the Company, with the Company continuing as the surviving company (the “Merger”). Prior to the Merger, REFI will elect to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”). At closing, REFI’s stockholders will receive a number of shares of the Company’s common stock determined based on the ratio (the “Exchange Ratio”) of REFI’s net asset value (“NAV”) per share, as adjusted in accordance with the Merger Agreement, to the Company’s NAV per share, similarly adjusted, in each case as determined shortly prior to closing. Based on the respective NAVs of REFI and the Company as of March 31, 2026, and without giving effect to any other changes in the inputs to the Exchange Ratio occurring after March 31, 2026, former REFI stockholders would be expected to own approximately 50.5% of the Company immediately following the Merger. The actual pro forma ownership percentage will depend on the Exchange Ratio calculated shortly prior to closing and may differ from the March 31, 2026 estimate.

On July 31, 2026, the Company filed a preliminary registration statement on Form N-14, as amended via Pre-Effective Amendment No.1 on September 23, 2026, which included a joint proxy statement of the Company and REFI and the Company’s prospectus (the “Proxy Statement/Prospectus”). The Proxy Statement/Prospectus is subject to review by the SEC. Once the Proxy Statement/Prospectus is declared effective, the Company will file its final joint proxy statement/prospectus with the SEC and begin mailing proxies to stockholders. The transaction is subject to approval by REFI and the Company’s stockholders and other customary closing conditions. Assuming these conditions are satisfied, the transaction is expected to close in 2027. There can be no assurance that the Merger will be completed on the anticipated terms or timing, or at all. Additional information regarding the Merger is set forth below under “Additional Information and Where to Find It.”

Live Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, to discuss the Company’s third quarter 2026 financial results at 9:00 a.m. ET on Thursday, November 12, 2026. The number to access the conference call is 833-630-1956 (international callers: 412-317-1837). The live audio webcast of the call will also be available at the following link https://edge.media-server.com/mmc/p/npegbra9.

A replay of the call will be available at investors.chicagoatlanticbdc.com by the end of day on November 12, 2026.

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the 1940 Act, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a primary focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC (the “Adviser”), an investment manager focused on the cannabis industry and other niche or underfollowed sectors. For more information, please visit chicagoatlanticbdc.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views and projections with respect to, among other things, future events and financial performance, including statements regarding the proposed Merger with REFI and its expected timing and effects, the expected pro forma ownership of former REFI stockholders in LIEN following the Merger, the expected implementation and effects of federal rescheduling of medical cannabis, the Company’s dividend expectations, and the Company’s future operations and strategies. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “guidance,” “estimates,” “projects,” “anticipates,” “future” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including, without limitation: (i) the risk that the proposed Merger may not be completed on the anticipated terms or timing, or at all; (ii) the failure to obtain the required stockholder approvals of REFI or LIEN, including approval of REFI’s election to be regulated as a business development company and approval of REFI’s investment advisory agreement; (iii) the failure to satisfy other conditions to closing, including regulatory approvals and third-party consents; (iv) the effect of the announcement or pendency of the Merger on the Company’s business, operating results, and relationships with borrowers, employees and other counterparties; (v) risks that the Merger may divert management’s attention from the Company’s ongoing business; (vi) the outcome of any legal proceedings that may be instituted against REFI or LIEN related to the Merger; (vii) the amount of costs, fees and expenses related to the Merger; (viii) developments in the cannabis industry, including federal, state and local legal and regulatory changes and the implementation of federal rescheduling; (ix) changes in interest rates, credit spreads and macroeconomic conditions; and (x) the other risks identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, and in the Proxy Statement/Prospectus. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This press release is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction exempt from the registration requirements of the Securities Act.

Additional Information and Where to Find It

This communication includes information relating to the Merger of REFI with and into the Company, along with related proposals for which stockholder approval will be sought, pursuant to the Merger Agreement. The Merger Agreement was unanimously approved by the Boards of Directors of both the Company and REFI, each acting on the unanimous recommendation of its special committee of independent directors (each, a “Special Committee”). In connection with the proposals, on July 31, 2026, the Company filed relevant materials with the SEC, including the Proxy Statement/Prospectus, which was subsequently amended on September 23, 2026. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF THE COMPANY AND REFI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, REFI, THE MERGER AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or from each company’s investor relations website at www.investors.chicagoatlanticbdc.com (the Company) and www.investors.refi.reit (REFI), or by directing a request to LIEN@chicagoatlantic.com (the Company) or IR@REFI.reit (REFI).

Participants in the Solicitation

The Company, REFI, the Adviser, Chicago Atlantic REIT Manager, LLC, the external manager of REFI, and their respective directors, officers, members, managers, partners, employees and affiliates, and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and REFI in connection with the Merger and the related proposals. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company and REFI in connection with the Merger and the related proposals, including a description of their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement/Prospectus and other relevant materials to be filed with the SEC when they become available. Additional information regarding the ownership of securities of the Company and REFI by their respective directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026, and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 19, 2026. Information about the directors and executive officers of REFI is set forth in REFI’s proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 23, 2026, and in REFI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026. Each of these documents is available free of charge at the SEC’s website, www.sec.gov, or from the Company’s or REFI’s investor relations website, as applicable.

Contact

Lisa Kampf

Tripp Sullivan

SCR Partners

LIEN@chicagoatlantic.com

CHICAGO ATLANTIC BDC, INC.

Statements of Assets and Liabilities

	September 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (amortized cost of $401,761,188 and $332,209,170, respectively)	$399,618,026	$333,311,787
Interest receivable	4,484,642	3,175,591
Prepaid expenses and other assets	2,977,591	770,292
Cash	1,194,012	2,934,752
Due from affiliates	666,091	1,804,032
Total assets	$408,940,362	$341,996,454

LIABILITIES
Revolving line of credit	$91,000,000	$25,000,000
Distributions payable	7,759,001	7,759,001
Income-based incentive fees payable	2,085,446	2,073,319
Other payables	1,806,672	284,774
Management fee payable	1,655,835	1,446,470
Due to affiliates	1,609,274	1,311,604
Professional fees payable	279,005	456,616
Unearned interest income	322	23,514
Capital gains incentive fees payable	-	163,473
Excise tax payable	-	69,609
Total liabilities	$106,195,555	$38,588,380

Commitments and contingencies (Note 7)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized, 22,820,590 and 22,820,590 shares issued and outstanding, respectively	$228,206	$228,206
Additional paid-in-capital	303,079,082	303,154,218
Distributable earnings (accumulated loss)	(562,481)	25,650
Total net assets	$302,744,807	$303,408,074
NET ASSET VALUE PER SHARE	$13.27	$13.30

CHICAGO ATLANTIC BDC, INC.

Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
INVESTMENT INCOME
Non-controlled/non-affiliate investment income
Interest income	$13,137,216	$13,826,674	$39,251,197	$37,012,196
Fee income	2,307,721	1,243,929	5,063,989	3,061,447
Total investment income from non-controlled/non-affiliate investments	15,444,937	15,070,603	44,315,186	40,073,643
Non-controlled affiliate investment income
Interest income	-	-	1,758,156	-
Fee income	-	-	45,000	-
Total investment income from non-controlled affiliate investments	-	-	1,803,156	-
Total investment income	15,444,937	15,070,603	46,118,342	40,073,643

EXPENSES
Income-based incentive fees	2,085,445	2,347,473	6,463,637	6,232,387
Management fee	1,655,835	1,399,845	4,740,216	4,006,051
General and administrative expenses	1,476,603	1,082,419	3,832,139	3,423,679
Interest expense	1,248,085	338,515	3,273,566	785,156
Professional fees	204,785	199,939	613,267	691,525
Audit expense	153,750	153,750	461,250	497,502
Other expenses	147,466	157,903	438,681	472,042
Sub-administrator fees	118,119	154,939	367,295	441,529
Legal expenses	43,315	103,733	162,019	667,798
Excise tax expense	-	2,797	2,730	2,797
Capital gains incentive fees	-	(131,412)	(163,473)	45,707
Total expenses	7,133,403	5,809,901	20,191,327	17,266,173
Waiver of general and administrative expense (Note 6)	-	-	-	(658,477)
Expense limitation agreement (Note 6)	-	(230,419)	-	(1,338,202)
Net expenses	7,133,403	5,579,482	20,191,327	15,269,494
NET INVESTMENT INCOME (LOSS)	8,311,534	9,491,121	25,927,015	24,804,149

NET REALIZED GAIN (LOSS) FROM INVESTMENTS
Non-controlled/non-affiliate investments	(67,500)	-	(67,500)	-
Net realized gain (loss) from investments	(67,500)	-	(67,500)	-

NET CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON INVESTMENTS
Non-controlled non-affiliate investments	(229,765)	(657,060)	(3,245,779)	228,534
Net change in unrealized appreciation (depreciation) on investments	(229,765)	(657,060)	(3,245,779)	228,534
Net realized and unrealized gains (losses)	(297,265)	(657,060)	(3,313,279)	228,534

NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS	$8,014,269	$8,834,061	$22,613,736	$25,032,683

NET INVESTMENT INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$0.36	$0.42	$1.14	$1.09
NET INCREASE (DECREASE) IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE - BASIC AND DILUTED	$0.35	$0.39	$0.99	$1.09
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC AND DILUTED	22,820,590	22,820,568	22,820,590	22,820,454